SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 30, 2003

                               MEDICORE, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

          Florida                    0-6906               59-0941551
----------------------------      ------------         -------------------
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)

      2337 West 76th Street, Hialeah, Florida                 33016
      --------------------------------------               ----------
     (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code (305) 558-4000

Item 5.  Other Events and Required FD Disclosure
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     The Company entered into a non-exclusive  consulting agreement for investor and public relations with TARget IR, LLC for one year to May 30, 2004. The Company has the right to terminate the agreement at any time for any reason. Consideration for the consulting services consists of $4,000 a month and a non-qualified stock options to purchase 200,000 shares of the Company's common stock, exercisable at $2.50 per share through May 30, 2005. Should the Company elect to terminate the consulting agreement the exercisability of the option would be limited to six months following such termination, provided, if the termination is due to regulatory action against the optionee, than the exercisability of the option would be limited to 15 days from such termination. TARget IR has one demand as well as "piggy-back" registration rights to any common stock it may acquire upon exercise of the option.

     Thomas K. Langbein, Chairman of the Board, Chief Executive Officer and President of the Company has recently been appointed as Acting Chief Executive Officer of Xandros, Inc., a private company engaged producing and marketing a Linux-based operating system for the desktop computer market. Xandros is an approximately 95% owned subsidiary of Linux Global Partners, Inc., another private company which initiated the development of the Linux desktop system. The Company holds an approximately 15% interest in Linux Global Partners and an approximately 1% interest in Xandros. Ron Moschetta, one of the owners of TARget IR, has recently been elected as a director of Xandros. Mr. Moschetta is an account executive with Strasbourger Pearson Tulcin Wolff Inc.TM, a broker-dealer registered with the SEC and a member of the NASD, which firm has raised funds for Linux Global Partners and Xandros.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
------   ------------------------------------------------------------------

     (a) Financial Statements

         None

     (b) Pro Forma Financial Information

         None

     (c) Exhibits

         (10) Material Contracts

              (i) Consulting Agreement between the company and TARget IR, LLC dated May 30, 2003.

              (ii) Stock Option to TARget IR, LLC dated May 30, 2003.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By---------------------------------
                                         THOMAS K. LANGBEIN, Chairman of
                                         the Board, CEO and President

Dated:  July 3, 2003

                                 EXHIBIT INDEX
                                 -------------

(10) Material Contracts

     (i) Consulting Agreement between the Company and TARget IR, LLC dated May 30, 2003.

     (ii) Stock Option to TARget IR, LLC dated May 30, 2003.